EXHIBIT 99.1

CONTACTS:
Dennis Braun, Chief Financial Officer
Phone:          ++41 1 944 3345
Fax:            ++41 1 944 2470

Mary T. Finnegan, Treasurer / Investor Relations
Phone:          ++1 614 438 4748
Fax:            ++1 614 438 4646


                 METTLER-TOLEDO INTERNATIONAL INC. REPORTS
                         FIRST QUARTER 2003 RESULTS

                 - - SALES AND OPERATING PROFIT ON PLAN - -
                - - COST-RESTRUCTURING PROGRAM ON TRACK - -


GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - April 24, 2003 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings before restructuring charge of $16.7 million, or $0.37 per share on a diluted basis, for the quarter ended March 31, 2003. This compares to net earnings per share of $0.41 in the first quarter of 2002. For the quarter ended March 31, 2003, net earnings after restructuring charge were $12.9 million, or $0.29 per share, and includes an after-tax restructuring charge of $3.8 million, or $0.08 per share, to reflect the final union settlement on the closure of the Company's French manufacturing facility.

Sales for the quarter were $291.8 million, compared with $273.0 million for the quarter ended March 31, 2002. This represents a 7% increase in reported sales, consisting of a 9% benefit from currency and a 2% decline in local currency sales. The Company's adjusted operating income before restructuring amounted to $30.4 million, or 10.4% of sales, compared with $32.6 million, or 11.9% of sales, in the same period of 2002. On a constant currency basis with 2002, operating margins were 11.6%. The Company's adjusted operating income after the above-mentioned restructuring charge amounted to $24.9 million.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "We are pleased to have met our financial targets for the quarter. As expected, our local currency sales were down modestly versus the prior year. This is principally due to our European food retailing business, which was down substantially due to the final euro conversion sales that took place in the first quarter of 2002. We achieved our operating profit target and had another quarter of improved cash flow generation."

Spoerry continued, "Our cost-restructuring programs and associated cost savings remain well on track. We began manufacturing in our new facility in China, which will absorb production from the facilities we are closing in France and the United States. We have reached an agreement with the unions in France, which finalizes the restructuring program enacted in the second quarter of 2002. As previously announced, we have taken a charge to reflect the settlement with the French unions. The facility in France will close by the end of June, while the facility in the U.S. will close by the end of September. With the completion of this restructuring program, we will have eliminated approximately $15 million to $20 million from our cost structure."

Spoerry concluded, "Given global uncertainties, we remain cautious about the worldwide economy. Our business in Asia continues to be a strong growth driver, and demand for our regulatory compliance services remains robust. We are focused on our key strategic initiatives, including launching many new products in the second part of the year, achieving savings from our global procurement effort and further penetrating our customer base through market management. The execution of these initiatives, combined with the benefits of our cost-restructuring efforts, will strengthen our franchise during these challenging economic times."

For the quarter ended March 31, 2003, the Company reported local currency sales growth of 12% in Asia and the Rest of World and a sales decline of 2% in the Americas and 6% in Europe.

The Company has reconciled its diluted earnings per share before restructuring charge to its diluted earnings per share to be reported in the Company's Form 10-Q for the quarter ended March 31, 2003 on the comparative financial information schedule attached to this press release. Additional operational data has also been reconciled to the most comparable U.S. GAAP measure in the schedules attached to this press release.

The Company will host a conference call to discuss its first quarter results today (Thursday, April 24th) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.


METTLER TOLEDO is a leading global provider of precision instruments and services. The Company is the world's largest manufacturer of weighing solutions for laboratory, industrial and food retailing applications. Within its laboratory offering, it is a market leader in two of the most frequently used instruments in a lab - balances and pipettes. It holds top-three market positions in several related analytical instruments, including titrators, pH meters and thermal analysis. It is also a top provider of automated chemistry systems used in drug discovery. The Company's industrial instruments range from terminals and weighing sensors for production and quality control to end-of-line inspection systems for packaged goods, where it leads the market. For food retailers, it offers PC-based networked solutions for the management of fresh goods. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see Exhibit 99.1 to the Company's Annual Report on Form 10-K for the most recently ended fiscal year.

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

                     METTLER-TOLEDO INTERNATIONAL INC.
                     COMPARATIVE FINANCIAL INFORMATION
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                         Three months ended                       Three months ended
                                                             March 31, 2003                           March 31, 2002
                                                                 (unaudited)      %                       (unaudited)      %

Net sales                                                          $291,808      100.0 (a)                  $272,957      100.0
Cost of sales                                                       158,150       54.2                       147,820       54.2
                                                            ----------------    -------              ----------------    -------
   Gross profit                                                     133,658       45.8                       125,137       45.8

Research and development                                             18,470        6.3                        16,757        6.1
Selling, general and administrative                                  84,805       29.1                        75,824       27.8
                                                            ----------------    -------              ----------------    -------
   Adjusted operating income                                         30,383       10.4                        32,556       11.9
Restructuring charge                                                  5,444        1.9 (b)(c)                      -        0.0
                                                            ----------------    -------              ----------------    -------
   Adjusted operating income after
restructuring charge                                                 24,939        8.5                        32,556       11.9

Amortization                                                          2,827        1.0                         1,774        0.6
Interest expense                                                      3,905        1.3                         4,391        1.6
Other charges (income), net                                            (269)      (0.1)(c)                      (286)      (0.1)
                                                            ----------------    -------              ----------------    -------
   Earnings before taxes                                             18,476        6.3                        26,677        9.8

Provisions for taxes                                                  5,541        1.9                         8,003        3.0
                                                            ----------------    -------              ----------------    -------
   Net earnings                                                     $12,935        4.4                       $18,674        6.8
                                                            ================    =======              ================    =======
Diluted per share amounts:

   Net earnings before restructuring charge                         $  0.37                                  $  0.41
   Restructuring charge, net of tax benefit                           (0.08)                                       -
                                                            ----------------                         ----------------
   Net earnings                                                     $  0.29                                  $  0.41
                                                            ================                         ================
   Weighted average number of common shares                      45,288,823                               45,517,058


Reconciliation of net earnings:

   Net earnings before restructuring charge                         $16,746                                  $18,674
   Restructuring charge, net of tax benefit of $1,633                (3,811)                                       -
                                                            ----------------                         ----------------
   Net earnings                                                     $12,935                                  $18,674
                                                            ================                         ================


Notes:
(a) Local currency sales growth as compared to the same period in 2002 was -2%.

(b) Relates to the final union settlement on the facility closure in France. As described in Note 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(c) On the following page, the restructuring charge is included in Other charges (income), net.

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

                     METTLER-TOLEDO INTERNATIONAL INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                 As Reported                    As Reported
                                                                 -----------                    -----------
                                                          Three Months Ended             Three Months Ended
                                                              March 31, 2003                 March 31, 2002
                                                                  (unaudited)                    (unaudited)

Net sales                                                          $ 291,808                      $ 272,957
Cost of sales                                                        158,150                        147,820
                                                                -------------                  -------------
   Gross profit                                                      133,658                        125,137

Research and development                                              18,470                         16,757
Selling, general and administrative                                   84,805                         75,824
Amortization                                                           2,827                          1,774
Interest expense                                                       3,905                          4,391
Other charges (income), net                                            5,175  (a)                      (286)
                                                                -------------                  -------------
   Earnings before taxes                                              18,476                         26,677

Provision for taxes                                                    5,541  (b)                     8,003
                                                                -------------                  -------------
   Net earnings                                                      $12,935                        $18,674
                                                                =============                  =============

Basic earnings per common share:
   Net earnings                                                      $  0.29                        $  0.42
   Weighted average number of common shares                       44,393,312                     44,173,850

Diluted earnings per common share:
   Net earnings                                                      $  0.29                        $  0.41
   Weighted average number of common shares                       45,288,823                     45,517,058




Notes:
(a) Includes a restructuring charge of $5,444 ($3,811 after tax) related to the final union settlement on the facility closure in France. As described in Note 14 in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(b)  Includes a tax benefit of $1,633 in respect of (a) above.

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


                     METTLER-TOLEDO INTERNATIONAL INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                           (AMOUNTS IN THOUSANDS)


                                                                                   March 31,      December 31,
                                                                                        2003              2002
                                                                                  (unaudited)

Cash and cash equivalents                                                           $ 32,021          $ 31,427
Accounts receivable, net                                                             221,181           231,673
Inventories, net                                                                     156,713           150,441
Other current assets                                                                  70,106            62,186
                                                                              ---------------   ---------------
   Total current assets                                                              480,021           475,727

Property, plant and equipment, net                                                   216,198           217,754
Goodwill and other intangibles                                                       535,032           537,792
Other non-current assets                                                              73,176            72,120
                                                                              ---------------   ---------------
   Total assets                                                                   $1,304,427        $1,303,393
                                                                              ===============   ===============

Short-term debt                                                                     $ 50,422          $ 50,578
Accounts payable                                                                      62,735            73,072
Accrued and other current liabilities                                                244,558           244,014
                                                                              ---------------   ---------------
   Total current liabilities                                                         357,715           367,664

Long-term debt                                                                       259,477           262,093
Other non-current liabilities                                                        171,302           171,250
                                                                              ---------------   ---------------
   Total liabilities                                                                 788,494           801,007

Shareholders' equity                                                                 515,933           502,386
                                                                              ---------------   ---------------
   Total liabilities and shareholders' equity                                     $1,304,427        $1,303,393
                                                                              ===============   ===============


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


                     METTLER-TOLEDO INTERNATIONAL INC.
                 CONDENSED CONSOLIDATED CASH FLOW STATEMENT
                           (AMOUNTS IN THOUSANDS)

CONDENSED CONSOLIDATED CASH FLOW STATEMENT                                        Three months ended     Three months ended
                                                                                      March 31, 2003         March 31, 2002
                                                                                          (unaudited)            (unaudited)

Cash flows from operating activities:
      Net earnings                                                                           $12,935                $18,674
      Adjustments to reconcile net earnings to
        net cash provided by operating activities:
             Depreciation                                                                      6,302                  5,967
             Amortization                                                                      2,827                  1,774
             Other                                                                               196                    (59)
      Increase (decrease) in cash resulting from changes in working capital                  (13,589)               (14,742)
                                                                                         ------------         --------------
             Net cash provided by operating activities                                         8,671                 11,614
                                                                                         ------------         --------------

Cash flow from investing activities:
      Proceeds from sale of property, plant and equipment                                         95                     38
      Purchase of property, plant and equipment                                               (4,737)                (9,333)
      Acquisitions                                                                              (197)               (16,483)
                                                                                         ------------         --------------
             Net cash used in investing activities                                            (4,839)               (25,778)
                                                                                         ------------         --------------

Cash flow from financing activities:
      Proceeds from borrowings                                                                21,024                 31,274
      Repayment of borrowings                                                                (24,426)               (21,595)
      Proceeds from option exercises                                                             159                    873
                                                                                         ------------         --------------
             Net cash provided by (used in) investing activities                              (3,243)                10,552
                                                                                         ------------         --------------

Effect of exchange rate changes on cash and cash equivalents                                       5                   (648)
                                                                                         ------------         --------------
Net increase (decrease) in cash and cash equivalents                                             594                 (4,260)
Cash and cash equivalents:
      Beginning of period                                                                    31,427                 27,721
                                                                                         ------------         --------------
      End of period                                                                          $32,021                $23,461
                                                                                         ============         ==============

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

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities                                                     $8,671                $11,614
      Payments in respect of restructuring activities                                          2,314                  2,026
      Proceeds from sale of property, plant and equipment                                         95                     38
      Purchase of property, plant and equipment                                               (4,737)                (9,333)
      Other                                                                                       19                   (346)
                                                                                         ------------         --------------
             Free cash flow                                                                   $6,362                 $3,999
                                                                                         ============         ==============
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


                                         METTLER-TOLEDO INTERNATIONAL INC.
                                       CREDIT AND OTHER OPERATING STATISTICS
                                    (AMOUNTS IN THOUSANDS EXCEPT FINANCIAL RATIOS)


CREDIT STATISTICS                                                                              LTM (a)        LTM (a)
                                                                                            March 31,   December 31,
                                                                                                 2003           2002

Net debt / EBITDA (b)(c)                                                                          1.5            1.5
EBITDA /  interest expense (c)(d)                                                                11.7           11.5



Notes:

(a)  LTM represents last twelve months.
(b)  Net debt represents gross debt less cash.
(c) EBITDA represents adjusted operating income of $162,980 (2002 $167,313) plus depreciation of $25,727 (2002 $23,178).
(d) Interest expense represents interest expense less amortization of financing costs.

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


LOCAL CURRENCY SALES GROWTH BY DESTINATION

                                                                     3 months ended March 31, 2003
                                                         --------------------------------------------------------
                                                                Europe      Americas      Asia/RoW         Total

Local currency sales growth                                        -6%           -2%           12%           -2%

Local currency sales growth excluding European Retail               1%           -2%           12%            1%
